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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 11, 2001


                            iPrint Technologies, inc.
             (Exact name of registrant as specified in its charter)


               Delaware                           0-29733                  77-0436465
    (State or other jurisdiction of      (Commission File Number)         (IRS Employer
            incorporation)                                             Identification No.)

               1475 Veterans Blvd.
            Redwood City, California                                    94063
    (Address of principal executive offices)                          (Zip Code)

                                 (650) 298-8500
              (Registrant's telephone number, including area code)



                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

On October 25, 2001, pursuant to the Loan and Security Agreement dated as of October 11, 2001, iPrint Technologies, inc. ("iPrint") provided a secured loan to Wood Alliance, Inc. ("Wood") in the principal amount of $600,000. This loan bears interest at 10% per annum, and is due and payable on October 10, 2002, provided that iPrint has the right to demand repayment of the loan at anytime upon five business days' written notice. The loan is secured by substantially all the assets of Wood and is subordinate to Wood's existing bank line of credit. The Loan and Security Agreement is attached hereto as Exhibit 10.1.

On October 22, 2001, iPrint entered into a Loan and Security Agreement with Wood, pursuant to which iPrint will provide, in one or more advances, a secured loan to Wood in the aggregate principal amount of $600,000. This loan bears interest at 10% per annum, and is due and payable on October 21, 2002, provided that iPrint has the right to demand repayment of the loan at anytime upon five business days' written notice. The loan is secured by substantially all the assets of Wood and is subordinate to Wood's existing bank line of credit. The Loan and Security Agreement is attached hereto as Exhibit 10.2.

For further information, reference is made to the exhibits referred to above and in Item 7 below, the contents of which are incorporated by reference herein.

Item 7.  Exhibits

10.1 Loan and Security Agreement, dated as of October 11, 2001, by and among iPrint Technologies, inc. and Wood Alliance, Inc.

10.2 Loan and Security Agreement, dated as of October 22, 2001, by and among iPrint Technologies, inc. and Wood Alliance, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           iPrint Technologies, inc.


Date:  October 29, 2001                    By: /s/ Robyn R. Cerutti
                                              ----------------------------------
                                                 Robyn R. Cerutti
                                                 Chief Financial Officer

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                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------

10.1 Loan and Security Agreement, dated as of October 11, 2001, by and between iPrint Technologies, inc. and Wood Alliance, Inc.

10.2 Loan and Security Agreement, dated as of October 22, 2001, by and between iPrint Technologies, inc. and Wood Alliance, Inc.